EXHIBIT 4.1

                           FORM OF WARRANT CERTIFICATE

No. RO- ____                                                 CUSIP  ___________

                               Warrant Certificate

                           ADVANCED BIOPHOTONICS INC.

      This Warrant Certificate certifies that , or its registered assigns, is the registered holder of Warrants (the "Warrants") to purchase Common Stock, par value $.001 (the "Common Stock"), of Advanced BioPhotonics Inc., a Delaware corporation (the "Company"). This Warrant entitles the registered holder upon exercise at any time until 5:00 p.m. New York City Time on [____________], 2010, to receive from the Company [____] fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at an exercise price (the "Exercise Price") of $.75 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

      This Warrant is immediately exercisable. No Warrant may be exercised after 5:00 p.m., New York City Time on [_____________], 2010, and to the extent not exercised by such time such Warrants shall become void.

      Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

      This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      IN WITNESS WHEREOF, Advanced BioPhotonics Inc. has caused this Warrant Certificate to be signed by its President and Chief Executive Officer and by its Controller, each by a signature or a facsimile thereof.

Dated: ________

                                       ADVANCED BIOPHOTONICS INC.

                                       By:
                                           -------------------------------------
                                           Name:  Denis A. O'Connor
                                           Title: President and Chief Executive
                                                  Officer

                                       By:
                                           -------------------------------------
                                           Name:  Celia I. Schiffner
                                           Title  Controller
Countersigned:

CORPORATE STOCK TRANSFER, INC.,
as Warrant Agent

By:
    -----------------------------
    Authorized Signature

                          [Form of Warrant Certificate]

                                 [Reverse Side]

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring [______________], 2010 entitling the holder on exercise to receive [_____] shares of Common Stock, par value $.001, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of [____________], 2010 (the "Warrant Agreement"), duly executed and delivered by the Company to Corporate Stock Transfer, Inc., as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

      Warrants are immediately exercisable and may be exercised at any time prior to 5:00 p.m., New York City Time on [______________], 2010. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in lawful money of the United States of America at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

      No fractions of a share of Common Stock will be issued upon the exercise of any Warrant. If any fraction of a Warrant share would be issuable upon the exercise of any Warrant, such Warrant exercise will be rounded down to the nearest whole share.

      Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

      Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                              ELECTION TO PURCHASE

                     To Be Executed by the Registered Holder
                          in order to Exercise Warrants

      The undersigned Registered Holder hereby irrevocably elects to exercise ______________ Warrant represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                      ____________________________________

                      ____________________________________

                      ____________________________________

                      ____________________________________
                     (please print or type name and address)

and be delivered to

                      ____________________________________

                      ____________________________________

                      ____________________________________

                      ____________________________________
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated above.